EXHIBIT 10.2

BIOLASE TECHNOLOGY, INC.

RESALE RESTRICTION AGREEMENT

This RESALE RESTRICTION AGREEMENT (the “Agreement”) dated as of December 29, 2005 with respect to that certain stock option award agreement (the “Option Agreement”) issued under the BIOLASE Technology, Inc. 2002 Stock Incentive Plan (the “Plan”) is made by and between BIOLASE Technology, Inc., a Delaware corporation (the “Company”), and Jeffrey W. Jones (the “Holder”).

WHEREAS, the Holder has been granted an option (the “Option”) to acquire shares of common stock of the Company (the “Shares”) in such quantity and at the exercise price set forth in Exhibit A hereto pursuant to the Option Agreement;

WHEREAS, subject to and effective upon the Holder agreeing to the terms of this Agreement, the Option will be fully vested and exercisable by reason of an action by written consent of the Compensation Committee of the Company’s Board of Directors dated December 29, 2005; and

WHEREAS, the Company and the Holder wish to impose certain resale restrictions on the Shares subject to the Option, as provided herein on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed as follows:

1. The Holder acknowledges that he or she has reviewed this Agreement in full. The Holder further acknowledges that the Holder has consented to the acceleration of vesting of the Option, notwithstanding any effect that the acceleration of vesting may have on the status of the Option as incentive stock options under the Internal Revenue Code (if applicable).

2. The Holder agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any Shares (or any interest in any Shares) until the Shares have been released from the foregoing resale restrictions (hereinafter referred to as the “Resale Restrictions”), except as may be necessary to satisfy withholding taxes related to the exercise of the Option.

3. The Holder agrees that all of the Shares subject to the Option set forth in Exhibit A shall be subject to the Resale Restrictions.

4. The Resale Restrictions shall lapse in accordance with the original vesting schedule with respect to each grant referenced in Exhibit A.

5. The Holder acknowledges and agrees that in the event the Holder’s employment or service with the Company is terminated for any reason, the Shares subject to the Option shall not become free from the Resale Restrictions, and such Resale Restrictions shall continue to lapse based upon the schedule set forth in Exhibit A.

6. The Holder acknowledges and agrees that the stock certificate issued as a result of the exercise of the Option set forth in Exhibit A shall bear the following restrictive legend which restricts the transferability of the Shares:

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESALE RESTRICTION AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

7. This Agreement shall be dated as of December 29, 2005.

8. The Holder represents and warrants that he or she has full power to enter into this Agreement.

9. This Agreement, the Option Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior understandings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Holder. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Nothing in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any persons other than the parties. Should any provision of this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10. This Agreement shall be binding upon the Company and the Holder as well as the successors and assigns (if any) of the Company and the Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the effective dated recited herein.

BIOLASE TECHNOLOGY, INC.

By:	/s/ Richard L. Harrison

Print Name:	Richard L. Harrison

Title:	EVP & CFO

HOLDER

/s/ Jeffrey W. Jones
Jeffrey W. Jones

EXHIBIT A

On December 29, 2005, Jeffrey W. Jones was granted an option to purchase 50,000 shares of common stock of BIOLASE Technology, Inc. at an exercise price of $8.11 per share, pursuant to the terms of the applicable stock option agreement and the 2002 Stock Incentive Plan. The option provided for vesting over a period of three years from the date of grant in equal quarterly installments. The option expires ten years after the date of grant, unless earlier terminated pursuant to the terms of the option.